Exhibit 99.1

Rapid Micro Biosystems Announces Preliminary Unaudited Fourth Quarter and Full Year 2021 Revenue and Provides 2022 Revenue Outlook

Full year 2021 commercial revenue expected to be between $21.3 million and $21.7 million

Full year 2022 commercial revenue outlook between $27 million and $32 million

Company to Present at the 40th Annual J.P. Morgan Healthcare Conference on January 13, 2022

LOWELL, Mass., Jan. 9, 2022 (GLOBE NEWSWIRE) -- Rapid Micro Biosystems, Inc. (Nasdaq: RPID) (the “Company”), an innovative life sciences technology company providing mission critical automation solutions to facilitate the efficient manufacturing and fast, safe release of healthcare products, today announced preliminary unaudited fourth quarter and full year 2021 revenue. The Company also announced its full year 2022 commercial revenue outlook.

Preliminary Unaudited Fourth Quarter 2021 Revenue

The Company currently expects total revenue of between $4.7 and $5.2 million in the fourth quarter of 2021, comprised of between $4.5 and $4.9 million of commercial revenue and between $0.2 and $0.3 million of non-commercial revenue related to the Company’s contract with Biomedical Advanced Research and Development Authority (BARDA).  Further details regarding the components of expected fourth quarter and full year 2021 revenue are included as an exhibit to this press release.

The Company placed 3 new systems and completed the validation of 16 new systems in the fourth quarter.

“While system placements were impacted by COVID-related headwinds, which intensified during the latter part of the fourth quarter due to the sudden emergence of the Omicron variant, as well as by customer-specific timing effects, we were pleased with the completion of 16 new system validations and recurring revenue growth, which we expect to increase by approximately 90% in the quarter,” said Robert Spignesi, President and CEO. “We exited the year in a strong financial position with more than $200 million in cash and investments and no debt and are continuing to make targeted investments in commercial and product development capabilities to better position the Company for robust growth in 2022 and beyond.”

Preliminary Unaudited Full Year 2021 Revenue

The Company currently expects total revenue of between $22.8 to $23.3 million for the full year of 2021, comprised of between $21.3 to $21.7 million of commercial revenue and between $1.5 to $1.6 million of non-commercial revenue.

The Company placed 29 new systems and completed the validation of 33 new systems during 2021.

The preliminary financial results ranges described herein have not been audited and are subject to adjustment based on the Company’s completion of year-end financial close processes.

Full Year 2022 Revenue Outlook

For the full year 2022, the Company expects total commercial revenue of between $27 million and $32 million, representing growth of approximately 25% to 50% compared to preliminary full year 2021 commercial revenue. The Company expects non-commercial revenue to be insignificant in 2022.

“The strength of our business model is being demonstrated by the growth in our recurring revenue as we increase the number of cumulative placed and validated systems,” continued Spignesi.  “While we expect COVID-related headwinds to persist as we begin 2022, we also expect improved execution and increasing benefits from recent and ongoing commercial investments to drive growth as we progress through the year.”

Presentation at J.P. Morgan Healthcare Conference

The Company is scheduled to present at the 40th Annual J.P. Morgan Healthcare Conference on Thursday, January 13, 2022 at 8:15am ET. A live webcast of the presentation will be available on the Rapid Micro Biosystems investor relations website at https://investors.rapidmicrobio.com/ and can be accessed here.  The webcast will then be archived and available for replay for at least 30 days after the event.

The Company will provide complete financial results for the fourth quarter and full year 2021 and host a webcast to discuss those results later in the first quarter of 2022.

About Rapid Micro Biosystems

Rapid Micro Biosystems is an innovative life sciences technology company providing mission critical automation solutions to facilitate the efficient manufacturing and fast, safe release of healthcare products such as biologics, vaccines, cell and gene therapies, and sterile injectables. The Company’s flagship Growth Direct System automates and modernizes the antiquated, manual microbial quality control (“MQC”) testing workflows used in the largest and most complex pharmaceutical manufacturing operations across the globe. The Growth Direct System brings the quality control lab to the manufacturing floor, unlocking the power of in-line/at-the-line MQC automation to deliver faster results, greater accuracy, increased operational efficiency, better compliance with data integrity regulations, and quicker decision making, that customers rely on to ensure safe and consistent supply of important healthcare products. The Company is headquartered and has U.S. manufacturing in Lowell, Massachusetts, with global locations in Switzerland, Germany, and the Netherlands.

For more information, please visit www.rapidmicrobio.com or follow the Company on Twitter at @rapidmicrobio or on LinkedIn.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including, but not limited to, statements relating to guidance on financial results for the fourth fiscal quarter and full year 2021; the Company’s expectations for future revenue and growth; acceleration of growth initiatives; and customer interest in and adoption of the Company's Growth Direct microbial quality control platform.

In some cases, you can identify forward-looking statements by terminology such as “outlook,” “aim,” “anticipate,” “assume,” “believe,” “contemplate,” “continue,” “could,” “due,” “estimate,” “expect,” “goal,” “intend,” “may,” “objective,” “plan,” “predict,” “potential,” “positioned,” “seek,” “should,” “target,” “will,” “would” and other similar expressions that are predictions of or indicate future events and future trends, or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. Forward-looking statements involve known and unknown risks, uncertainties and assumptions which may cause actual results to differ materially from any results expressed or implied by any forward-looking statement, including, but not limited to, the impact of the pandemic related to COVID-19 and its variants on our business and operations, including placements and validation of new systems; our significant losses since inception; our need to raise additional capital to fund our existing operations; risks related to our revenue historically being primarily generated from sales of our Growth Direct platform, proprietary consumables and laboratory information management system connection software; our ability to manage our future growth effectively; our limited experience in marketing and sales; our need to develop new products and adapt to technological changes; our ability to establish and maintain our position as a leading provider of automated microbial quality control testing; our ability to maintain our manufacturing facility; risks related to third-parties; our ability to retain key management and other employees; risks related to regulatory matters; risks related to our intellectual property; risks related to supply chain disruptions and the impact of inflation; and the other important factors outlined under the caption “Risk Factors” in our prospectus dated July 14, 2021, filed with the Securities and Exchange Commission (“SEC”) pursuant to Rule 424(b), as such factors may be updated from time to time in our other filings with the SEC, which are available on the SEC's website at www.sec.gov and the Investor Relations page of our website at https://investors.rapidmicrobio.com. Although the Company believes that the expectations reflected in its forward-looking statements are reasonable, it cannot guarantee future results. The Company has no obligation, and does not undertake any obligation, to update or revise any forward-looking statement made in this press release to reflect changes since the date of this press release, except as may be required by law.

Investor Contact:

Michael Beaulieu, CFA

Vice President, Investor Relations and Corporate Communications

mbeaulieu@rapidmicrobio.com

Media Contact:

media@rapidmicrobio.com

RAPID MICRO BIOSYSTEMS, INC.

Components of Preliminary Unaudited Revenue

(in millions)

Fourth Quarter 2021:

Product Revenue	$2.6 - $2.9	Recurring Revenue	$2.2 - $2.3
Service Revenue	$1.9 - $2.0	Non-Recurring Revenue	$2.3 - $2.6
Commercial Revenue	$4.5 - $4.9	Commercial Revenue	$4.5 - $4.9
Non-Commercial Revenue	$0.2 - $0.3	Non-Commercial Revenue	$0.2 - $0.3
Total Revenue	$4.7 - $5.2	Total Revenue	$4.7 - $5.2

Full Year 2021:

Product Revenue	$15.3 - $15.6	Recurring Revenue	$7.7 - $7.8
Service Revenue	$6.0 - $6.1	Non-Recurring Revenue	$13.6 - $13.9
Commercial Revenue	$21.3 - $21.7	Commercial Revenue	$21.3 - $21.7
Non-Commercial Revenue	$1.5 - $1.6	Non-Commercial Revenue	$1.5 - $1.6
Total Revenue	$22.8 - $23.3	Total Revenue	$22.8 - $23.3